Exhibit 10.23

CORRECTIVE AMENDMENT TO CREDIT AGREEMENT

THIS CORRECTIVE AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of March 20, 2015, is by and among IXIA, a California corporation (the “Borrower”), and SILICON VALLEY BANK, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Silicon Valley Bank, as Administrative Agent, Swingline Lender and L/C Issuer, are parties to that certain Amended and Restated Credit Agreement dated as of March 2, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower and the Administrative Agent desire to amend the Credit Agreement in accordance with the authority given them in Section 11.01 of the Credit Agreement to amend, modify or supplement the Credit Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT TO CREDIT AGREEMENT

1.1     Amendment to Section 1.01 (Defined Terms). The definition of “Consolidated Funded Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows (with added language highlighted for ease of visibility only):

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary; (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary; and minus (i) all Restricted Cash; provided, that, solely for the purposes of calculating each of (1) the Consolidated Senior Funded Indebtedness, and (2) the Consolidated Total Leverage Ratio in the determination of the Applicable Rate, clause (i) shall not be deducted from the sum of clauses (a) through (h) above.”

ARTICLE II
MISCELLANEOUS

2.1     Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

2.2     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

2.3     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

2.4     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	IXIA,
a California corporation

	By:	/s/ Brent Novak
	Name:	Brent Novak
	Title:	C.F.O.

ADMINISTRATIVE AGENT:	SILICON VALLEY BANK,
in its capacity as Administrative Agent

	By:	/s/ Tom Harris
	Name:	Tom Harris
	Title:	Managing Director

[Signature Page to Corrective Amendment to IXIA Credit Agreement]